EXHIBIT 10(H)(H-3)


                             STOCK OPTION AGREEMENT
                            UNDER 2007 INCENTIVE PLAN


         THIS AGREEMENT dated as of the ____ day of _______, ____ by and between EMCOR GROUP, INC., a Delaware corporation (the "Corporation"), and ____________ ("Grantee")

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Corporation wishes to grant to Grantee, on the date hereof, a non-qualified stock option (the "Option") to purchase ________ shares ("Shares") of common stock of the Corporation, $.01 par value, under the Corporation's 2007 Incentive Plan (the "Plan") and upon the terms and conditions hereinafter stated; and

         WHEREAS, the Option is granted as partial compensation to the Grantee for serving as a member of the Board of Directors (the "Board") of the Corporation during 2008.

         NOW, THEREFORE, in consideration of the premises and of the undertakings hereinafter contained, the Corporation and Grantee agree as follows:

         1. (a) Subject to the terms and conditions of this Agreement, (i) the Corporation hereby grants to Grantee under the Plan an Option to purchase ________ Shares, at an exercise price per Share of $_____ and (ii) up to one-fourth of the Shares may be purchased on or after the date hereof, at any time or from time to time, up to an additional one-fourth of the Shares may be purchased on or after April 1, 2008 hereof, at any time or from time to time, up to an additional one-fourth of the Shares may be purchased on or after July 1, 2008, at any time or from time to time, and up to an additional one-fourth of the Shares may be purchased on or after October 1, 2008 at any time or from time to time.

            (b) Notwithstanding the foregoing, in the event the Grantee shall cease to be a director of the Corporation at any time during 2008 and prior to a Change in Control (as that term is defined in the Plan), that portion of the Option which is not exercisable on the date of such cessation may not thereafter be exercised.

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            (c) In the event of the Grantee's death at any time prior to the expiration date of the Option and before it is exercised in full, the executors, administrators, legatees or distributees of the Grantee's estate shall have the privilege of exercising any unexercised portion of the Option that the Grantee could have exercised at the time of his death provided that such exercise must be accomplished prior to the expiration of the term of the Option.

            (d) Unless sooner exercised in full, the Option shall expire five years from the date hereof.

         2. (a) The exercise date of the Option, or any portion thereof, shall be the date a notice of exercise with respect thereto is received by the Corporation, together with provision for payment of the full purchase price in accordance with this Section 2(a). The purchase price for the Shares as to which the Option is exercised shall be paid to the Corporation, at the election of the Committee (as that term is defined in the Plan), pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in shares of the Corporation's common stock having a Fair Market Value (as that term is defined in the Plan) equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; PROVIDED, that such shares have been held by the Grantee for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in shares of the Corporation's common stock; or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell the Shares obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to the Shares until the

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Grantee has given written notice of exercise of the Option, paid in full for the
Shares, and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

            (b) Within a reasonable time after the exercise of the Option, the Corporation shall cause to be delivered to the person entitled thereto or his designee a certificate for the Shares (or other appropriate evidence thereof) purchased pursuant to the exercise of the Option.

            (c) Notwithstanding any other provision of the Option, the Option may not be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

         3. The Option and all other rights hereunder and under the Plan are not transferable or assignable by the Grantee otherwise than by will or the laws of descent and distribution. The Option may be exercised or surrendered, in whole or in part, during the Grantee's lifetime only by the Grantee or his guardian or legal representative.

         4. (a) In the event of any change in the outstanding shares of the Corporation's common stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of such shares or other corporate exchange, or any distribution to shareholders of such shares other than regular cash dividends or any transaction similar to the foregoing, the Committee, in its sole discretion and without liability to any person, shall make such substitution or adjustment, as and in the manner and to the extent it deems to be equitable or appropriate, as to (i) the number of Shares or other securities issuable pursuant hereto; (ii) the per Share exercise price and/or (iii) any other terms that the Committee determines to be affected by the event.

                  (b) In the event of a Change in Control (as that term is defined in the Plan), the Committee may, but shall not be obligated to, (i) cancel the Option for fair value (as determined in the sole discretion of the Committee) which may equal the excess, if any, of value

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of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of common stock of the Corporation as remain subject to the Option (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares that remain subject to the Option) over the aggregate exercise price for the Shares that remain subject to the Option or
(ii) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of the Option as determined by the Committee in its sole discretion or (iii) provide that for a period of at least 30 days prior to the Change in Control, the Option shall be exercisable as to all the Shares subject thereto and that upon the occurrence of the Change in Control the Options shall terminate and be of no further force and effect.

         5. The Corporation may postpone the issuance and delivery of the Shares pursuant to the grant or exercise of the Option until (a) the admission of the Shares to listing on any stock exchange on which shares of the Corporation's common stock are then listed and/or (b) the completion of such registration or other qualification of the Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. The Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to the Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any of the Shares which may be issued pursuant to the grant or exercise of the Option and/or may issue stop transfer orders in respect thereof.

         6. If the Corporation shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of the Shares pursuant to the exercise of the Option, the Corporation shall be entitled to deduct and withhold such

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amounts from any cash payments to be made to the Grantee. In any event, the
Grantee shall make available to the Corporation, promptly when requested by the Corporation, sufficient funds to meet the requirements of such withholding, if any, and the Corporation shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation out of any funds or property due or to become due to the holder of such Option.

         7. Nothing contained herein shall be construed to confer on the Grantee any right to be continued as a director of the Corporation or derogate from any right of the Corporation or its stockholders to decline to nominate the Grantee for election as a director, to elect Grantee as a director or, subject to the provisions of the bylaws of the Corporation and applicable law, to remove Grantee as a director, with or without cause.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    EMCOR GROUP, INC.
                                    By:
                                       -----------------------------------------

                                    --------------------------------------------
                                                                       , Grantee